UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
__________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 13, 2011

AngioDynamics, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	000-50761	11-3146460
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

14 Plaza Drive, Latham, New York	12110
(Address of Principal Executive Offices)	(Zip Code)

(518) 798-1215
(Registrant’s telephone number, including area code)

 Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2 (b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 2.02 – Results of Operations and Financial Condition.

On June 13, 2011, AngioDynamics, Inc. (the “Company”) issued a press release announcing preliminary results for the fiscal fourth quarter and fiscal year ended May 31, 2011.

The information set forth in Item 2.02 of this Form 8-K (including Exhibit 99.1) shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the Exchange Act), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 5.02 – Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 13, 2011, the Company announced the appointment of Scott J. Solano, 54, as Interim CEO, effective immediately.  Prior to his appointment as Interim CEO, Mr. Solano served as the Company’s Senior Vice President and Chief Technology Officer since September 7, 2010.  Prior to joining AngioDynamics, Mr. Solano was an executive at Medtronic, Inc., serving as Senior Vice President, Technology from 2000 to 2002 and Senior Executive Vice President and President of Medtronic – AVE Division from 1999 to 2000.  Mr. Solano retired from Medtronic in 2002.  Prior to joining Medtronic, Mr. Solano served as President, Chief Executive Officer and Chairman of the Board of Arterial Vascular Engineering, a 6,000-person company focused on cardiovascular stents, acquired by Medtronic in 1999 for $3.7 billion.

On June 13, 2011, Jan Keltjens resigned as the Company’s President and CEO and as a member of the Company’s board of directors effective June 8, 2011.  In connection with Mr. Keltjens resignation, the Company and Mr. Keltjens entered into a Separation Agreement (the “Agreement”), dated June 13, 2011.  The Agreement provides for Mr. Keltjens to receive a lump sum severance payment in the amount of $930,811 (subject to applicable withholdings and deductions) and continuation of his health benefits for a period of up to 24 months.  The Agreement also provides the Company with a general release of any claims Mr. Keltjens might have against the Company, and contains certain non-competition and non-solicitation obligations for Mr. Keltjens that are applicable in the one year period following the date of his resignation.  The foregoing description of the Agreement is qualified in its entirety by the text of such agreement, a copy of which is attached hereto as Exhibit 10.1.

Forward-Looking Statements

This document and its attachments include "forward-looking statements" intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. Investors can identify these statements by the fact that they do not relate strictly to historical or current facts. These statements contain words such as "expect," "reaffirm," "anticipate," "plan," "believe," "estimate," "may," "will,"

"predict," "project," "might," "intend," "potential," "could," "would," "should," "optimistic," "seek," "continue," "pursue," or "our future success depends," or the negative or other variations thereof or comparable terminology, are intended to identify such forward-looking statements. In particular, they include statements relating to, among other things, future actions, strategies, future performance and future financial results of the Company.  These forward-looking statements are based on current expectations and projections about future events.

Investors are cautioned that forward-looking statements are not guarantees of future performance or results and involve risks and uncertainties that cannot be predicted or quantified and, consequently, the actual performance or results of the Company may differ materially from those expressed or implied by such forward-looking statements.  Such risks and uncertainties include, but are not limited to, the factors described from time to time in the Company's reports filed with the SEC, including the Company's Form 10-K for the fiscal year ended May 31, 2010, Form 10-Q for the fiscal quarter ended February 28, 2011, financial community and rating agency perceptions of the Company; the effects of economic, credit and capital market conditions on the economy in general, and on medical device companies in particular; domestic and foreign health care reforms and governmental laws and regulations; third-party relations and approvals, technological advances and patents attained by competitors; and challenges inherent in new product development, including obtaining regulatory approvals.  In addition to the matters described above, the ability of the Company to develop its products, future actions by the FDA or other regulatory agencies, results of pending or future clinical trials, the outcome of pending litigation, overall economic conditions, general market conditions, market acceptance, foreign currency exchange rate fluctuations, and the effects on pricing from group purchasing organizations and competition and the ability of the Company to integrate purchased businesses, may affect the actual results achieved by the Company.

Any forward-looking statements are made pursuant to the Private Securities Litigation Reform Act of 1995 and, as such, speak only as of the date made. The Company disclaims any obligation to update the forward-looking statements. Investors are cautioned not to place undue reliance on these forward-looking statements which speak only as of the date stated, or if no date is stated, as of the date of this document.

Item 9.01 – Financial Statements and Exhibits.

(d)               Exhibits.

Exhibit No.	Description
10.1	Separation Agreement and General Release, effective as of June 8, 2011.
99.1	Press Release dated June 13, 2011.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ANGIODYNAMICS, INC.
(Registrant)

Date: June 13, 2011	By:	/s/ D. Joseph Gersuk
D. Joseph Gersuk
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1	Separation Agreement and General Release, effective as of June 8, 2011.
99.1	Press Release dated June 13, 2011.